Exhibit 10.2
Description of the Base Salaries of the Executive Officers of
Max & Erma’s Restaurants, Inc.
Base Salaries for Fiscal 2008
Robert A. Lindeman, President and Chief Executive Officer – $300,000
Michael Nahkunst, Executive Vice President and Chief Operating Officer – $300,000
William C. Niegsch, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary – $230,000